Exhibit 99.1

Zymeworks Announces Release of ESMO Abstract for Phase 1 Study of Zanidatamab Zovodotin (ZW49) in Solid Cancers

•	Zanidatamab zovodotin shown to have manageable safety profile with encouraging, single-agent anti-tumor activity in patients with HER2+ cancers

•	Results to be reviewed in an oral presentation at European Society for Medical Oncology (ESMO) Congress 2022 in Paris Monday, September 12 at 5:25 pm Central European Summer Time (CEST)

VANCOUVER, British Columbia & SEATTLE (September 4, 2022)—Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced the release of an abstract by ESMO with preliminary results from the company’s Phase 1 study of zanidatamab zovodotin (ZW49), an investigational novel bispecific HER2 targeted antibody-drug conjugate.

Results from the study entitled “Preliminary Results From a Phase 1 Study Using the Bispecific, Human Epidermal Growth Factor 2 (HER2)-targeting Antibody-drug Conjugate (ADC) zanidatamab zovodotin (ZW49) in Solid Cancers” will be presented by Komal Jhaveri, MD, FACP, Medical Oncologist, Memorial Sloan Kettering Cancer Center in NYC, in a mini-oral presentation on Monday, September 12 at 5:25 pm CEST during the ESMO meeting being held September 9-13, 2022, at the Paris Expo Porte de Versailles in Paris, France.

“Treatment of HER2-expressing solid cancers remains an area with significant unmet need, and these preliminary Phase 1 clinical results for zanidatamab zovodotin (ZW49) show that it offers a manageable safety profile and encouraging single-agent anti-tumor activity in patients with advanced disease that has progressed after treatment with standard of care therapies,” said Dr. Jhaveri. “We look forward to continuing enrollment in the trial and to reporting on additional data as it becomes available in the months ahead.”

In an ongoing Phase 1 study of 76 patients with HER2+ cancers including gastric (28%) and breast (22%) cancers, preliminary results show that the majority of treatment related adverse events (TRAEs) were Grade 1 or 2 and included keratitis (42%), alopecia (25%) and diarrhea (21%). Among seven patients who experienced TRAEs of grade 3 or higher, two were grade 4 events including infusion-related reaction and decreased neutrophil count. There were three patient discontinuations associated with TRAEs and no reported treatment-related patient deaths or cases of interstitial lung disease. Results also showed encouraging single-agent anti-tumor activity in heavily pretreated patients with HER2+ cancers, including a confirmed objective response rate of 28% and a disease control rate of 72% in 29 patients treated at a dose of 2.5 mg/kg on an every three week (Q3W) schedule.

“We are excited to share our preliminary results from the ongoing Phase 1 study at ESMO,” said Kenneth Galbraith, Chair and CEO of Zymeworks. “We look forward to Dr. Jhaveri’s presentation of updated study results on September 12th in Paris and discussing the future development of zanidatamab zovodin, on our conference call and webcast following the ESMO presentation.”

Conference Call and Webcast

Zymeworks will host a conference call and webcast on Monday, September 12th at 4:30 pm Eastern Standard Time (ET) to discuss the clinical data presented at ESMO and provide an overview on future clinical development plans for zanidatamab zovodotin. The event will feature a presentation by Komal Jhaveri, MD, FACP, Clinical Oncology, Memorial Sloan Kettering in NYC, and Neil Josephson, M.D., Zymeworks’ Chief Medical Officer. An open question & answer session with all presenters will conclude the event.

Interested parties can access the live webcast via Zymeworks’ website at https://ir.zymeworks.com/events-and-presentations. A recorded replay will be accessible after the event on the Zymeworks website.

Disclosure: Dr. Jhaveri has a consulting relationship with Zymeworks.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, zanidatamab zovodotin (ZW49), is a novel bispecific HER2 -targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that relate to the potential therapeutic effects of zanidatamab, zanidatamab zovodotin and Zymeworks’ other product candidates; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; anticipated clinical data presentations; and other information that is not historical information. When used herein, words such as “will”, “plans”, “may”, “potential”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; inability to maintain or enter into new partnerships or strategic collaborations and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended June 30, 2022 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com